DuPont de Nemours, Inc.	EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of DuPont de Nemours, Inc.

Organized Under Laws Of
Name
Registrant - DuPont de Nemours, Inc.	Delaware
3313045 Nova Scotia Company	Canada
CUPOSIT Electronic Materials Zhangjiagang Co., Ltd.	China
DDP SpecialityProducts India Private Limited	India
DDP Specialty Electronic Materials US 9, LLC	Delaware
DDP Specialty Electronic Materials US, LLC	Delaware
DDP Specialty Products Japan K.K.	Japan
DDP Specialty Products Korea Ltd.	Korea
DDP Specialty Products Taiwan Co., Ltd.	Taiwan
DPNL B.V.	Netherlands
DSP S.A.S.	France
DSP Singapore Holdings Pte. Ltd.	Singapore
Du Pont China Holding Company Limited	China
Du Pont China Limited	Hong Kong
Du Pont de Nemours (Deutschland) GmbH	Germany
Du Pont Taiwan Limited	Taiwan
DuPont APAC Holdings, LLC	Delaware
DuPont de Nemours (Luxembourg) S.à r.l.	Luxembourg
DuPont de Nemours International Sarl	Switzerland
DuPont E&I Holding, Inc.	Delaware
DuPont International Commerce (Shanghai) Co., Ltd.	China
DuPont Japan Kabushiki Kaisha	Japan
DuPont Safety & Construction, Inc.	Delaware
DuPont SP Services Sarl	Switzerland
DuPont Specialty Products GmbH & Co. KG	Germany
DuPont Specialty Products India Private Limited	India
DuPont Specialty Products Kabushiki Kaisha	Japan
DuPont Specialty Products Korea Ltd.	Korea
DuPont Specialty Products Operations Sàrl	Switzerland
DuPont Specialty Products USA, LLC	Delaware
DuPont Styro Corporation	Japan
DuPont Toray Specialty Materials Kabushiki Kaisha	Japan
EIDCA Specialty Products Company	Canada
EKC Technology, Inc.	California
FilmTec Corporation	Delaware
Laird Limited	United Kingdom
Laird s.r.o.	Czech Republic
Laird Technologies (Shanghai) Co Limited	China
Laird Technologies (Shenzhen) Co., Ltd	China
Laird Technologies, Inc.	Delaware
Multibase S.A.	France
NITTA DuPont Incorporated	Japan
NITTA DuPont Trading Company	Japan
Performance Specialty Products (Singapore) Pte Ltd.	Singapore
Performance Specialty Products Do Brasil	Brazil
Performance Specialty Products Iberica S.L.U.	Spain
PPC Industries Inc.	Delaware
Productos Especializados De Mexico S. De R.L. De C.V	Mexico

ROH Electronic Materials Asia	Taiwan
Rohm and Haas Denmark Bermuda Holding Company ApS	Denmark
Rohm and Haas Electronic Materials (Shanghai) Ltd.	China
Rohm and Haas Electronic Materials CMP Asia Inc., Taiwan Branch	Taiwan
Rohm and Haas Electronic Materials CMP Korea Ltd.	Korea
Rohm and Haas Electronic Materials CMP, LLC	Delaware
Rohm and Haas Electronic Materials K.K.	Japan
Rohm and Haas Electronic Materials Korea Ltd.	Korea
Rohm and Haas Electronic Materials LLC	Delaware
Rohm and Haas Electronic Materials Singapore Pte. Ltd.	Singapore
Rohm and Haas HK Dongguan Holding Limited	Hong Kong
Rohm and Haas Shanghai Chemical Industry Co., Ltd.	China
SP Holding DPS, Inc.	Delaware
Specialty Electronic Materials Netherlands B.V.	Netherlands
Specialty Electronic Materials Switzerland GmbH	Switzerland
Tianjin Laird Technologies Limited	China
Zhejiang OMEX Environmental Engineering Co., Ltd.	China
Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.